            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens:
I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------
                                 GIVE THE
                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:        NUMBER OF --
-----------------------------------------------------
1.         An individual's       The individual
           account
2.         Two or more           The actual owner of
           individuals (joint    the account or, if
           account)              combined funds, the
                                 first individual on
                                 the account(1)
3.         Husband and wife      The actual owner of
           (joint account)       the account or, if
                                 joint funds, either
                                 person(1)
4.         Custodian account of  The minor(2)
           a minor (Uniform
           Gift to Minors Act)
5.         Adult and minor       The adult or, if the
           (joint account)       minor is the only
                                 contributor, the
                                 minor(1)
6.         Account in the name   The ward, minor, or
           of guardian or        incompetent
           committee for a       person(3)
           designated ward,
           minor or incompetent
           person
7.         a. The usual          The
              revocable savings  grantor-trustee(1)
              trust account
              (grantor is also
              trustee)
           b. So-called trust
              account that is    The actual owner(1)
              not a legal or
              valid trust under
              State law
8.         Sole proprietorship   The owner(4)
           account
-----------------------------------------------------

                                 GIVE THE
                                 EMPLOYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF --
-----------------------------------------------------
9.         A valid trust,        The legal entity (Do
           estate or pension     not furnish the
           trust                 identifying number
                                 of the personal
                                 representative or
                                 trustee unless the
                                 legal entity itself
                                 is not designated in
                                 the account
                                 title.)(5)
10.        Corporate account     The corporation
11.        Religious,            The organization
           charitable, or
           educational
           organization account
12.        Partnership account   The partnership
           held in the name of
           the partnership
13.        Association, club,    The organization
           or other tax-exempt
           organization
14.        A broker or           The broker or
           registered nominee    nominee
15.        Account with the      The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district, or prison)
           that receives
           agricultural program
           payments

---------------------------------------------
---------------------------------------------

1  List first and circle the name of the person whose number you furnish.

2  Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4 Show your individual name. You may also enter your business name. You may use either your Social Security Number or your Employer Identification Number.

5  List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

    - The United States or any agency or instrumentalities.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a) of the Code.

    - An exempt charitable remainder trust, or non-exempt trust described in section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a certain nominee.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals.

    NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

    - Payments described in section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451 of the Code.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated therein.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.